Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Evans Bancorp, Inc.:
We consent to the incorporation by reference in the Registration Statements (No. 333-106655 and No. 333-123679) on Form S-8 and (No. 333-123678 and No. 333-34347) on Form S-3D of Evans Bancorp, Inc. of our reports dated March 18, 2008, with respect to the consolidated balance sheets of Evans Bancorp, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of Evans Bancorp, Inc.
As discussed in Note 1 to the consolidated financial statements, Evans Bancorp, Inc. and subsidiaries adopted Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements as of January 1, 2006 and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as of December 31, 2006.

/s/ KPMG LLP KPMG LLP
Buffalo, New York
March 18, 2008

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